EXHIBIT 5
                           OPINION OF ROSE LAW FIRM


                                ROSE LAW FIRM
                          a Professional Association
                                  Attorneys
                            120 East Fourth Street
                       Little Rock, Arkansas 72201-2893
                           Telephone (501) 375-9131
                          Telecopier (501) 375-1309


                                 June 7, 1994






ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas  72202

     Re:  ALLTEL Corporation Form S-3 Registration Statement

Gentlemen:

     We have acted as counsel for ALLTEL Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 1,200,000 shares of the Company's Common Stock, $1.00 par value, issued in connection with the merger of a wholly-owned subsidiary of the Company with and into TDS Healthcare Systems Corporation.

     It is our opinion that such shares of the Company's Common Stock have been duly and validly authorized by the Company, and such shares of Common Stock are validly and legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the referenced Registration Statement.


                                   Very truly yours,

                                   ROSE LAW FIRM, a
                                   Professional Association


                                   By: /s/ Richard N. Massey
                                       Richard N. Massey